                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Sunrise Assisted Living, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                          SUNRISE ASSISTED LIVING, INC.
                               7902 WESTPARK DRIVE
                                MCLEAN, VA 22102
                                 (703) 273-7500


                                                                  April 14, 2000



Dear Stockholder:

     You are cordially invited to attend the 2000 annual meeting of stockholders of Sunrise Assisted Living, Inc. to be held on Friday, May 12, 2000, at 9:00 a.m., at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia.

     The annual meeting has been called for the following purposes:

          -    to elect two directors for terms of three years each;

          -    to approve the 2000 stock option plan; and

          - to transact such other business as may properly come before the annual meeting or any adjournments or postponements.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

                                             Very truly yours,

                                             /s/ PAUL J. KLAASSEN

                                             Paul J. Klaassen
                                             Chairman of the Board
                                              and Chief Executive Officer

                          SUNRISE ASSISTED LIVING, INC.
                               7902 WESTPARK DRIVE
                                MCLEAN, VA 22102
                                 (703) 273-7500

                                ----------------

                    NOTICE TO ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2000

                                ----------------

     NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of Sunrise Assisted Living, Inc. will be held at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia on Friday, May 12, 2000 at 9:00 a.m., for the following purposes:

     (1) To elect two directors of Sunrise for three-year terms and until their successors shall have been elected and qualified;

     (2)  To approve the 2000 stock option plan; and

     (3) To transact such other business as may properly come before the meeting or any adjournments or postponements.

     The board of directors has fixed March 13, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements. Only stockholders of record at the close of business on that date are entitled to notice and to vote at the annual meeting. All stockholders are cordially invited to attend the annual meeting.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned or postponed to permit further solicitation of proxies by Sunrise.

                                             By order of the board of directors

                                             /s/ PAUL J. KLAASSEN

                                             Paul J. Klaassen
                                             Chairman of the Board
                                              and Chief Executive Officer

McLean, Virginia
April 14, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOUR PROXY MAY BE REVOKED PRIOR TO THE VOTING BY FILING WITH THE SECRETARY OF SUNRISE A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                          SUNRISE ASSISTED LIVING, INC.
                             7902 WESTPARK DRIVE
                                MCLEAN, VA 22102
                                 (703) 273-7500

                                ----------------

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 2000

                                ----------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This proxy statement is furnished to stockholders of Sunrise Assisted Living, Inc. in connection with the solicitation by the board of directors of Sunrise of proxies to be used at the 2000 annual meeting of stockholders, to be held at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia on Friday, May 12, 2000 at 9:00 a.m., and at any adjournments or postponements.

     If the enclosed form of proxy is properly executed and returned to Sunrise in time to be voted at the annual meeting, the shares represented by the proxy will be voted consistent with the instructions marked on the proxy. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (a) FOR THE ELECTION OF THE BOARD OF DIRECTORS' TWO NOMINEES AS DIRECTORS AND (b) FOR APPROVAL OF THE 2000 STOCK OPTION PLAN. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on the other matters as determined by a majority of Sunrise's board of directors. The presence of a stockholder at the annual meeting will not automatically revoke a stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the secretary of Sunrise a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

     Sunrise will pay for the cost of soliciting proxies. In addition to soliciting proxies by mail, Sunrise, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. Sunrise also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy materials to and obtain proxies from beneficial owners and will reimburse these holders for their reasonable expenses in so doing. Sunrise also has retained Corporate Investor Communications, Inc., a proxy soliciting firm, to assist in soliciting proxies. Sunrise will pay Corporate Investor Communications a fee of $3,000, plus reimbursement of out-of-pocket expenses. It is anticipated that this proxy statement will be mailed to stockholders on or about April 14, 2000.

     The securities which can be voted at the annual meeting consist of shares of common stock of Sunrise, par value $.01 per share. Each share entitles its owner to one vote on all matters. Sunrise's certificate of incorporation does not provide for cumulative voting in the election of directors. The close of business on March 13, 2000 has been fixed by the board of directors as the record date for determination of stockholders entitled to vote at the annual meeting. The number of shares of common stock outstanding on that date was 21,938,894.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Stockholders' votes will be tabulated by the persons appointed by the board of directors to act as inspectors of election for the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will have the same effect as a negative vote on Proposal 2.

     A copy of Sunrise's annual report to stockholders for the year ended December 31, 1999 accompanies this proxy statement. SUNRISE IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 WITH THE SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUNRISE'S 1999 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, BY WRITING TO SUNRISE ASSISTED LIVING, INC., 7902 WESTPARK DRIVE, MCLEAN, VA 22102, ATTENTION: CORPORATE SECRETARY. SUNRISE WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Sunrise's certificate of incorporation provides for a minimum of two directors and a maximum of 11 directors. The board of directors of Sunrise currently consists of eight members. The directors are divided into three classes, each consisting of approximately one-third of the total number of directors. In general, the term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the annual meeting, two directors will be elected, each for a three-year term. As described below, the board of directors' nominees are Thomas J. Donohue and David W. Faeder. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE BOARD OF DIRECTORS' TWO NOMINEES FOR ELECTION AS DIRECTORS.

     Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Donohue and Faeder for three-year terms. The board of directors believes that these nominees will stand for election and will serve if elected as directors. However, if any person nominated by the board of directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of another person or persons as a majority of Sunrise's board of directors may recommend. Under Sunrise's bylaws, directors are elected by plurality vote.


INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     The following table sets forth certain information regarding the board of directors' two nominees for election as directors and those directors who will continue to serve as directors after the annual meeting.

                                       AGE AT
                                      MARCH 13,    DIRECTOR      FOR TERM         POSITION(s) HELD
                                        2000       SINCE (1)     TO EXPIRE          WITH SUNRISE
                                      ---------    ---------     ---------    -------------------------
NOMINEES:

Thomas J. Donohue                         61         1995          2003       Director

David W. Faeder                           43         1993          2003       Vice Chairman of the
                                                                              Board and Director

                                                                  TERM
                                                                 EXPIRES
                                                                 -------

CONTINUING DIRECTORS:

Ronald V. Aprahamian                      53         1995          2002       Director

David G. Bradley                          47         1997          2002       Director

Teresa M. Klaassen (2)                    44         1981          2002       Executive Vice President,
                                                                              Secretary and Director

Craig R. Callen                           44         1999          2001       Director

Paul J. Klaassen (2)                      42         1981          2001       Chairman of the Board
                                                                              and Chief Executive
                                                                              Officer

Richard R. Slager                         46         1999          2001       Director


----------

(1) The dates shown reflect the year in which these persons were first elected as directors of Sunrise or its predecessors.

(2)  Paul J. Klaassen and Teresa M. Klaassen are related as husband and wife.

     The principal occupations for the past five years of each of the two nominees for director and the six directors whose terms of office will continue after the annual meeting are set forth below.

     THOMAS J. DONOHUE is president and chief executive officer of the U.S. Chamber of Commerce. From 1984 to September 1997 he was president and chief executive officer of the American Trucking Association, the national trade organization of the trucking industry. Mr. Donohue is a director of: Marymount University; the National Football League Alumni Association; IPAC, an international consulting firm; Newmyer Associates, a Washington, D.C. firm that tracks and analyzes public policy; and The Hudson Institute. In addition, Mr. Donohue served on the President's Commission on Intermodal Transportation.

     DAVID W. FAEDER served as executive vice president and chief financial officer of Sunrise and its predecessor entities from 1993 to 1997. He was named president of Sunrise in July 1997, and served in that position until April 2000. Mr. Faeder was elected vice chairman of the Sunrise board, effective April 2000. From 1991 to 1993, Mr. Faeder was a vice president of CS First Boston Corporation, serving in both the investment banking and fixed income departments. From 1984 to 1991, Mr. Faeder served as a vice president of Morgan Stanley, where he worked in the Real Estate Capital Markets Group. Mr. Faeder is a director of IBS Interactive, Inc., a technology company.

     RONALD V. APRAHAMIAN served as chairman of the board and chief executive officer of The Compucare Company, a health care information technology company, from 1988 until October 1996. From May 1997 to September 1998, he was a consultant to Sunrise. Mr. Aprahamian also is a director of Metrocall, Inc., a paging company.

     DAVID G. BRADLEY is chairman and owner of the Advisory Board Company, a 750-person think tank and for-profit membership association in Washington, D.C., and owner of the National Journal, a Washington, D.C.-based public policy magazine. He also serves on the boards of directors of Georgetown University, MD Anderson Cancer Center, City of Hope National Medical Center and The Wolf Trap Foundation. Mr. Bradley previously worked at the White House, the White House Conference on Children and Youth and the Wall Street law firm of Cravath, Swaine & Moore.

     TERESA M. KLAASSEN, a co-founder of Sunrise, has served as executive vice president and secretary of Sunrise and its predecessor entities since 1981. Ms. Klaassen is a founding member of the Assisted Living Federation of America, the largest assisted living trade association, and currently serves on the boards of directors of several long-term care organizations.

     CRAIG R. CALLEN has been a managing director and co-head of Health Care Investment Banking at Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of Donaldson Lufkin & Jenrette, Inc., since 1994. Mr. Callen began his career with Donaldson, Lufkin & Jenrette Securities Corporation in 1984 and has advised health care companies exclusively since 1989. Mr. Callen is a graduate of Boston University and the Harvard University Graduate School of Business Administration.

     PAUL J. KLAASSEN, a co-founder of Sunrise, has served as chairman of the board and chief executive officer of Sunrise and its predecessor entities since 1981. He also served as president of Sunrise and its predecessor entities from 1981 through July 1997. Mr. Klaassen is the founding chairman of the Assisted Living Federation of America. He is a director of: ACSYS, Inc., an accounting and staffing firm; the Advisory Board Company; the U.S. Chamber of Commerce; and The National Chamber Foundation, an independent, nonprofit, public policy research organization affiliated with the U.S. Chamber of Commerce. He also is on the Board of Trustees of Marymount University and The Hudson Institute, a public policy think tank, and the Advisory Committee for the Department of Health Care Policy at Harvard University Medical School. Mr. Klaassen also serves on the editorial advisory boards of Contemporary Long Term Care, Retirement Housing Report, Assisted Living Today and Assisted Living Briefing magazines.

     RICHARD R. SLAGER, is an independent business consultant and entrepreneur in the health and long-term care fields. He was a co-founder of Karrington Health, Inc., a Midwest-based assisted living company operating 46 homes. Mr. Slager served as the chief executive officer of Karrington Health, Inc. from its formation in 1990, and as its chairman of the board from April 1996 until May 1999, when it was purchased by Sunrise. On May 14, 1999, Sunrise completed its acquisition of Karrington Health, Inc. Pursuant to the merger agreement, Sunrise appointed Mr. Slager to Sunrise's board of directors as the representative of JMAC, Inc., Karrington's largest stockholder. As long as JMAC, Inc. continues to beneficially own at least 500,000 shares of Sunrise common stock, Sunrise has agreed to re-nominate Mr. Slager, or another nominee of JMAC, Inc. reasonably acceptable to Sunrise's directors, and solicit proxies for his reelection as a director of Sunrise. Also in May 1999, Mr. Slager was selected as the second chairman of the Assisted Living Federation of America, having been the founding chairman of the Ohio Assisted Living Association. He previously served as president and chief executive officer of Intermed, Inc., an Ohio-based nursing home company after having practiced law with the Columbus, Ohio-based law firm of Bricker & Eckler. Mr. Slager has served on numerous local and national editorial advisory and long-term care boards and panels.


OTHER EXECUTIVE OFFICERS

     The principal occupation during the past five years of Sunrise's other executive officers follows:

     CHRISTIAN B.A. SLAVIN, 42, has served as an executive vice president of Sunrise since May 1999, and served as chief financial officer from May 1999 until April 1, 2000. Effective April 1, 2000, he became president of Sunrise's properties division. From 1994 to May 1999, Mr. Slavin was director of Prudential Securities, Inc., working both in real estate investment banking and mergers and acquisitions. Previously, he operated a mid-size fully integrated industrial real estate concern and a third party warehousing and logistics company.

     THOMAS B. NEWELL, 42, served as general counsel of Sunrise and president of Sunrise Development, Inc., Sunrise's development subsidiary, from January 1996 until April 1, 2000, and as an executive vice president of Sunrise from May 1996 until April 1, 2000. He was elected president of Sunrise, effective April 1, 2000. From 1989 to January 1996, Mr. Newell was a partner with the law firm of Watt Tieder & Hoffar, where his practice concentrated on all aspects of commercial and real estate development transactions and where he represented Sunrise for more than five years.

     BRIAN C. SWINTON, 54, has served as an executive vice president since May 1996. Effective April 1, 2000, he began serving as president of Sunrise's ventures division. From January 1994 to April 1996, Mr. Swinton was a senior vice president of Forum Group, Inc., a developer and operator of retirement communities and assisted living facilities, where his responsibilities included marketing, sales and product development. From 1986 to 1994, Mr. Swinton served as vice president, sales, marketing and product development at Marriott International, where he was responsible for designing, developing, marketing and the initial operations of the Brighton Gardens assisted living concept.

     TIFFANY L. TOMASSO, 37, has served as an executive vice president since March 1998 and, effective April 1, 2000, she began serving as president of

Sunrise's management services division. She joined Sunrise in 1993 as regional vice president in charge of developing assisted living facilities in New Jersey, Pennsylvania and Delaware, and was promoted in 1994 to senior vice president. Before 1993, Ms. Tomasso was vice president of operations for assisted living and healthcare at Presbyterian Homes of New Jersey. She previously served in a variety of long-term care administrator positions in facilities owned by HBA Management, Inc.

     Executive officers are elected annually and serve at the discretion of the board of directors.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY
STOCKHOLDERS

     During 1999, Sunrise's board of directors held five regular meetings and three special meetings. For the 1999 period, no director attended less than 75 percent of (a) the total number of meetings held by the board of directors and
(b) the total number of meetings held by all committees of the board of directors on which the director served. Sunrise has the following standing committees of its board of directors:

     Executive Committee. The members of the executive committee are Messrs. Klaassen and Faeder and Ms. Klaassen. The executive committee has been delegated all of the powers of the board of directors, when the board of directors is not in session, to the extent permitted under the Delaware General Corporation Law. The executive committee did not hold any meetings during 1999.

     Audit Committee. The members of the audit committee are Messrs. Aprahamian, Donohue and Callen, all of whom are non-employee directors. The audit committee makes recommendations concerning the engagement of Sunrise's independent auditors, reviews the results and scope of the annual audit and other services provided by Sunrise's independent auditors and reviews the adequacy of Sunrise's internal accounting controls. The audit committee held two meetings during 1999.

     Compensation Committee. The members of the compensation committee are Messrs. Aprahamian, Callen and Donohue, all of whom are non-employee directors. The compensation committee makes recommendations to the full board of directors concerning salary and bonus compensation and benefits for executive officers of Sunrise. The compensation committee held five meetings during 1999.

     Stock Option Committee. The members of the stock option committee are Messrs. Bradley, Callen and Donohue, all of whom are non-employee directors. The stock option committee has the power and authority to take all actions and make all determinations under Sunrise's stock option plans, including the grant of options. The stock option committee held six meetings during 1999.

     The entire board of directors of Sunrise acts as a nominating committee for selecting management's nominees for election as directors and has made its nominations for the annual meeting. Sunrise's bylaws require that stockholder nominations for directors be made by timely notice in writing to the secretary of Sunrise. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Sunrise not less than 60 days prior to the meeting. However, if less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which notice of the date or public disclosure was made. Public notice of the expected date of the annual meeting was made on March 8, 2000 by the issuance of a press release and on March 9, 2000 by the filing of a current report on Form 8-K with the SEC. The annual meeting date subsequently was rescheduled from April 28, 2000 to May 12, 2000 because of delays in printing the annual report to stockholders due to revisions made to reflect the Company's recent reorganization into three separate divisions and to permit additional time for the solicitation of proxies for the annual meeting. A stockholder's notice of nomination must set forth information specified in Sunrise's bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. No nominations by stockholders were received at the time of mailing of this proxy statement. Sunrise's bylaws provide that no person may be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.


COMPENSATION OF DIRECTORS

     Non-employee directors are reimbursed for expenses incurred in attending meetings of the board of directors. No fees are paid for attendance at board or committee meetings.

     In 1999, Messrs. Aprahamian, Bradley and Donohue each received grants of ten-year non-qualified stock options for 5,000 shares of common stock at an exercise price of $41.25 per share under Sunrise's 1996 directors' stock option plan, as amended. Mr. Callen received an initial option grant in 1999 for 10,000 shares of common stock at an exercise price of $41.25 per share. Mr. Slager also received an initial option grant in 1999 for 10,000 shares of common stock at an exercise price of $36.50 per share. An aggregate of 75,000 shares of common stock were reserved for issuance under the 1996 directors' stock option plan, as amended. As of December 31, 1999, no shares remained available for grant under the plan. Directors also are eligible to receive option grants under the 1999 stock option plan and will be eligible to receive option grants under the 2000 stock option plan if the plan is approved by the stockholders.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth, for the years ended December 31, 1999, 1998 and 1997, the cash compensation paid by Sunrise, as well as other compensation paid or accrued during those years, to Sunrise's chief executive officer and each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1999.


                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION/
                                                                             AWARDS
                                                                            SHARES OF
                                                                             COMMON
                                            ANNUAL COMPENSATION              STOCK          ALL OTHER
                                            -------------------            UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION(s)(1)      YEAR    SALARY ($)   BONUS ($)      OPTIONS (#)         ($)(2)
---------------------------------      ----    ----------   ---------      -----------     ------------
Paul J. Klaassen                       1999     $200,000      $75,000          N/A             $-0-
  Chairman of the Board                1998      200,000        --             N/A              -0-
  and Chief Executive Officer          1997      200,000        --             N/A              942

David W. Faeder(4)                     1999      175,000       75,000         65,000            -0-
  Vice Chairman of the Board           1998      175,000        --           400,000(3)         -0-
                                       1997      175,000        --           100,000            838

Thomas B. Newell (5)                   1999      175,000       75,000         65,000            -0-
  President                            1998      175,000        --           400,000(3)         -0-
                                       1997      175,000        --           100,000            -0-

Brian C. Swinton(6)                    1999      165,000       50,000         40,000            -0-
  Executive Vice President and         1998      165,000        --           200,000(3)         -0-
  President of Ventures Division       1997      165,000        --            75,000            -0-

Tiffany L.Tomasso(7)                   1999      165,000       50,000         65,000            -0-
  Executive Vice President             1998      165,000        --           430,000(3)         -0-
  and President of Management          1997        --           --              --               --
  Services Division


----------

(1)  Reflects current positions held.

(2) Represents matching contributions made by Sunrise under its 401(k) plan in 1998 and 1997. Sunrise did not make matching contributions in 1999.

(3)  Includes options repriced in 1998.

(4) Mr. Faeder was elected vice chairman of the Sunrise board effective April 2000.

(5)  Mr. Newell was elected president of Sunrise, effective April 1, 2000.

(6) Mr. Swinton became president of Sunrise's ventures division, effective April 1, 2000.

(7) Ms. Tomasso joined Sunrise in June 1993 and was promoted to executive vice president, operations in March 1998. Ms. Tomasso became president of Sunrise's management services division, effective April 1, 2000.


OPTION GRANTS

     The following table contains certain information with respect to stock options granted in 1999 to each of the named executive officers of Sunrise. All options granted in 1999 were ten-year non-qualified options.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                           % OF                                  POTENTIAL REALIZABLE
                           SHARES OF       TOTAL                                   VALUE AT ASSUMED
                            COMMON       OPTIONS                                   ANNUAL RATES OF
                             STOCK      GRANTED TO     EXERCISE                       STOCK PRICE
                           UNDERLYING    EMPLOYEES     OR BASE                     APPRECIATION FOR
                            OPTION        IN FISCAL     PRICE     EXPIRATION          OPTION TERM
           NAME             GRANTED         YEAR        ($/SH)       DATE          5% ($)     10% ($)
           ----           -----------    ----------    --------   ----------      --------   ---------
 Paul J. Klaassen               -0-          -0-%        $   --          --       $    -0-   $      -0-

 David W. Faeder          65,000(1)          4.1          12.75     11/08/09       527,814    1,331,351

 Thomas B. Newell         65,000(1)          4.1          12.75     11/08/09       527,814    1,331,351

 Brian C. Swinton         40,000(1)          2.5          12.75     11/08/09       324,808      819,293

 Tiffany L. Tomasso       65,000(1)          4.1          12.75     11/08/09       527,814    1,331,351

----------

(1) These options vest over a four-year period. Vesting is accelerated if the options are not assumed in connection with any dissolution or liquidation of Sunrise, the sale of substantially all of Sunrise's assets, a merger, reorganization or consolidation in which Sunrise is not the surviving corporation or any other transaction (including, without limitation, a merger or reorganization in which Sunrise is the surviving corporation) approved by the Board which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Sunrise.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to each of the named executive officers of Sunrise concerning the exercise of stock options during 1999, the number of securities underlying unexercised options at the 1999 year-end and the 1999 year-end value of all unexercised in-the-money options held by such individuals.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING               VALUE OF UNEXERCISED
                  SHARES                         UNEXERCISED OPTIONS(#)      IN-THE-MONEY OPTIONS($)(1)
                ACQUIRED ON        VALUE       -------------------------    ---------------------------
      NAME      EXERCISE (#)   REALIZED($)(1)  Exercisable Unexercisable     Exercisable Unexercisable
      ----      ------------   --------------  ----------- -------------    ------------ --------------

 Paul J.                --          $    -0-          -0-           -0-       $    -0-        $    -0-
   Klaassen

David W.            21,918           794,528      234,167       382,500         54,168         147,500
   Faeder

Thomas B.           16,666           624,975      222,086       376,250        210,849         147,500
   Newell

Brian C.            30,000         1,132,500      138,750       226,250            -0-         101,875
   Swinton

Tiffany L.           5,000           177,813       89,751       327,250         69,508         140,625
   Tomasso

----------

(1) Market values of underlying securities at exercise or year-end minus the exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of entirely non-employee directors. During 1999, Messrs. Aprahamian, Donohue and Callen, and Scott F. Meadow (who served as a director and member of the Compensation Committee until his resignation in November 1999), served on the Compensation Committee.

     Craig R. Callen, a current Sunrise director, is a managing director of Health Care Investment Banking at Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation provided financial advisory services to Sunrise during 1999.

     Mr. Meadow, a Sunrise director until November 1999, is a general partner of The Sprout Group, the venture capital division of DLJ Capital Corporation. DLJ Capital Corporation is an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. In 1998 and 1999, Sunrise entered into joint ventures with several affiliates of The Sprout Group, DLJ Capital Corporation and Donaldson, Lufkin & Jenrette Securities Corporation in order to raise up to $70.8 million in equity capital for the development of up to 37 assisted living projects in the United States, United Kingdom and Canada. Mr. Callen holds a 1.1375% membership interest in two of the U.S. joint ventures.

     The joint ventures have acquired or assumed purchase contracts for 24 properties, 15 in the United States, two in the United Kingdom and seven in Canada. As of December 31, 1999, Sunrise had provided $1.0 million of equity capital to the United Kingdom/Canadian joint venture with $12.5 million provided by the other Sprout Group affiliates. Sunrise has also committed to provide a revolving credit arrangement of up to approximately $3.4 million in principal to a subsidiary of the United Kingdom/Canadian joint venture. Interest on advances made under the credit arrangement accrues at a rate of 12% per annum. As of December 31, 1999, the outstanding principal balance and unpaid accrued interest under the credit arrangement totaled approximately $3.8 million.

     In the United States, DLJ Capital Corporation affiliates have agreed to provide $15.5 million in equity capital to various joint ventures jointly owned and operated by Sunrise. Sunrise has agreed to provide up to $1.5 million of equity capital in these joint ventures. As of December 31, 1999, Sunrise had provided approximately $1.0 million, and the other investors have provided approximately $10.0 million, of equity capital to the various U.S. joint ventures. Sunrise has also entered into a revolving credit agreement with each of the U.S. joint ventures with principal amounts of approximately $6 million to $16 million. Interest on advances made under each of the credit arrangements accrues at a rate of 10% per annum. As of December 31, 1999, the outstanding principal balances and unpaid accrued interest under these credit arrangements totaled approximately $30.5 million.

     In addition to its equity capital investment, Sunrise provides management and development services to all the joint ventures on a contract-fee basis with rights to acquire assets in the future. Sunrise recognized development fees from the above-referenced joint ventures of $12.7 million and $70,000, respectively, in 1999 and 1998.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Sunrise's common stock from May 31, 1996, the date Sunrise's common stock began trading on the Nasdaq National Market, through December 31, 1999, and through February 29, 2000, with the cumulative total return of the Standard and Poor's 500 Stock Index and the Peer Group Index, as defined below*. The graph assumes the investment of $100 in Sunrise's common stock on May 31, 1996. The initial public offering price of Sunrise's common stock was $20.00 per share.


                                   [CHART]

SUNRISE ASSISTED LIVING, INC.

                                                                Cumulative Total Return
                          --------------------------------------------------------------------------------------------
                                    5/96        9/96          12/96        3/97        6/97        9/97        12/97
SUNRISE ASSISTED LIVING, INC.      100.00      140.00        139.38       140.00      175.00      180.63       215.63
PEER GROUP                         100.00      106.97         99.36       128.60      173.70      187.92       214.78
S & P 500                          100.00      103.48        112.11       115.12      135.21      145.34       149.51

                                                                    Cumulative Total Return
                          ---------------------------------------------------------------------------------------------------
                                    3/98        6/98          9/98        12/98        3/99        6/99        9/99    12/99
SUNRISE ASSISTED LIVING, INC.      223.75      171.88        171.56       259.38      227.81      174.38      132.81    68.75
PEER GROUP                         236.73      195.43        176.09       209.42      127.09       92.15       59.05    46.72
S & P 500                          170.37      175.99        158.49       192.24      201.82      216.04      202.56   232.69

----------
* The peer group index is composed of selected assisted living companies whose core business and size are comparable to Sunrise's. These companies are:
   Alternative Living Services, Inc., American Retirement Corporation,
   Assisted Living Concepts and CareMatrix Corporation.

** Cumulative Total Return assumes an initial investment of $100 on May 31, 1996 and the reinvestment of dividends. There were no dividends paid by Sunrise during the periods presented.

SUNRISE ASSISTED LIVING, INC.

                                                                Cumulative Total Return
                          --------------------------------------------------------------------------------------------
                                    5/96        9/96          12/96        3/97        6/97        9/97        12/97
SUNRISE ASSISTED LIVING, INC.      100.00      140.00        139.38       140.00      175.00      180.63       215.63
PEER GROUP                         100.00      106.97         99.36       128.60      173.70      187.92       214.78
S & P 500                          100.00      103.48        112.11       115.12      135.21      145.34       149.51

                                                                    Cumulative Total Return
                          ---------------------------------------------------------------------------------------------------
                                    3/98        6/98          9/98        12/98        3/99        6/99        9/99    12/99
SUNRISE ASSISTED LIVING, INC.      223.75      171.88        171.56       259.38      227.81      174.38      132.81    68.75
PEER GROUP                         236.73      195.43        176.09       209.42      127.09       92.15       59.05    46.72
S & P 500                          170.37      175.99        158.49       192.24      201.82      216.04      202.56   232.69

REPORT ON EXECUTIVE COMPENSATION

     The current members of the board of directors and the current members of its compensation and stock option committees who participated in committee deliberations during 1999 have prepared the following report on Sunrise's policies with respect to the compensation of executive officers for 1999. Mr. Callen, who joined the board of directors in October 1999 and who also serves as a member of the compensation and stock option committees, did not participate in compensation discussions for executive officers in 1999.

     The board of directors makes all decisions on compensation of Sunrise's executive officers, other than stock options, based upon the recommendation of the compensation committee. The stock option committee makes decisions regarding the grant of stock options.


COMPENSATION OF EXECUTIVE OFFICERS

     The compensation policies of Sunrise are designed to enable Sunrise to attract, motivate and retain experienced and qualified executives. Sunrise seeks to provide competitive compensation. Sunrise's policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. Sunrise believes that grants of stock options to executives, as well as to employees generally, help align the interests of these persons with the interests of Company's stockholders.

     The following describes in more specific terms the elements of compensation of executive officers for 1999:


     BASE SALARIES

     Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the compensation committee and the board of directors based on various factors, including individual performance and responsibilities. Base salaries for Sunrise's executive officers were not increased in 1999 due to Sunrise's emphasis on stock option grants as a primary compensation tool.


     BONUSES

     Prior to 1999, cash bonuses were not part of Sunrise's compensation program. In 1999, bonuses were used to reward and compensate some employees for achieving certain goals set by Sunrise's management. Sunrise may use cash incentives from time to time to help motivate the attainment of management objectives.


     STOCK OPTIONS

     Stock options are considered an effective long-term incentive because gains are linked to increases in the stock value, which in turn provides stockholder gains. Stock options are granted by the stock option committee at an exercise price equal to the market price of the common stock at the date of the grant. The options typically vest in equal portions over a four-year period, and are exercisable within ten years from the date of grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value to Sunrise's stockholders through appreciation of the stock price. Management of Sunrise believes that stock options have been helpful in attracting and retaining skilled executive personnel.

     Reflecting Sunrise's belief in the value and desirability of all employees having a proprietary interest in Sunrise, in 1999, Sunrise granted stock options covering a total of 684,754 shares of common stock to approximately 413 employees. This number includes options covering an aggregate of 235,000 shares of common stock granted to Messrs. Faeder, Newell and Swinton and Ms. Tomasso.


     OTHER

     Sunrise has adopted a 401(k) Plan for all of its employees, including executive officers, age 21 and over with at least one year of service. The 401(k) Plan provides that each participant may contribute up to 16% of his or her salary not to exceed the annual statutory limit. In general, Sunrise makes matching contributions to each participant's account equal to 25% of the participant's contribution up to 7% of the participant's annual compensation. Sunrise makes matching contributions on a discretionary basis for participants with annual compensation in excess of $40,000.


CEO'S COMPENSATION

     Mr. Klaassen received a salary of $200,000 in 1999, 1998 and 1997 and participated in Sunrise's 401(k) Plan. In 1999, Mr. Klaassen received a bonus of $75,000. He and his wife, Teresa M. Klaassen, executive vice president and a director of Sunrise, currently beneficially own 2,800,780 shares of Sunrise common stock, or approximately 12.8% of the outstanding shares. In view of their stock ownership, neither Mr. Klaassen nor Ms. Klaassen has received grants of stock options. Sunrise reserves the right to make future grants of options to Mr. Klaassen and/or Ms. Klaassen.

COMPENSATION DEDUCTIBILITY POLICY

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." In general, Sunrise's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to Sunrise's executive officers.

                                             Respectfully submitted,

Participating Members                        Participating Members
of the Board of Directors                    of the Compensation Committee

Paul J. Klaassen, Chairman                   Thomas J. Donohue, Chairman
Ronald A. Aprahamian                         Ronald A. Aprahamian
Thomas J. Donohue
David W. Faeder                              Participating Members
Teresa M. Klaassen                           of the Stock Option Committee
David G. Bradley
Richard R. Slager                            Thomas J. Donohue, Chairman
                                             David G. Bradley


SENIOR EXECUTIVE SEVERANCE PLANS

     Effective as of February 25, 2000, the Sunrise board of directors adopted senior executive severance plans under which designated executive officers of Sunrise are eligible to receive severance benefits if such executive officer's employment with Sunrise is terminated by the executive officer within two years after a "change in control" for "good reason" or if, following a change in control, the executive officer's employment is terminated by Sunrise for any reason other than for "cause." Each of the named executive officers is eligible to participate under these plans. For purposes of the plans, a "change in control" means, generally, the acquisition by a third party of more than 50% of the outstanding common stock of Sunrise or of the combined voting power of all voting securities of Sunrise entitled to vote generally in the election of directors, a change in the composition of the board of directors of Sunrise whereby the members of the Sunrise board on the effective date of the plans, or any successor board member approved by a majority of the then-existing Sunrise board members, cease to constitute at least a majority of the board of directors or a liquidation of dissolution of Sunrise approved by Sunrise' stockholders. A change of control also will be deemed to occur upon the consummation of a reorganization, merger, consolidation or sale or other disposition of substantially all of the assets of Sunrise, unless, following the transaction, the holders of the outstanding common stock and voting securities of Sunrise immediately prior to the transaction beneficially own more than 50% of the outstanding common stock and voting securities of the resulting entity, no person or entity who did not previously beneficially own 35% or more of the outstanding common stock or voting securities of Sunrise beneficially owns 35% or more of the outstanding common stock or voting securities of the resulting entity and at least a majority of the members of the Sunrise board prior to the transaction continue to serve as members of the board of the resulting entity. Under the plans, "good reason" means, generally, a reduction in the executive officer's salary, benefits or bonus eligibility, other than reductions also generally applicable to peer employees, a substantial reduction in the employee's responsibilities or areas of supervision or an office relocation outside the metropolitan area in which the office of the executive officer was previously located. "Cause" is generally deemed to exist if the executive officer is convicted of fraud or theft against Sunrise or a crime involving moral turpitude, if the employee is found to have compromised trade secrets or other valuable proprietary information of Sunrise, or if the employee has engaged in gross or willful misconduct that causes and will continue to cause in the future substantial and material harm to the business and operations of Sunrise or any of its affiliates.

     The amount of the severance benefit payable to a named executive officer (other than the chief executive officer) under the plans generally equals the sum of (a) the accrued obligations of Sunrise to the executive officer as of the date of termination of the executive officer's employment, (b) three times the sum of the executive officer's annual base salary, which is calculated as the greater of the annual base salary payable to the executive officer at the time of termination of employment or twelve times the employee's highest monthly base salary paid or payable to the executive officer in respect of the twelve-month period immediately preceding the month of termination, and the executive officer's annual bonus, which is calculated as the highest amount paid to the executive officer as bonus payments in a single year during the last three full fiscal years prior to the date of termination of employment, and (c) an additional amount based on a Black-Scholes value methodology for unexercised options previously granted to the executive officer with exercise prices in excess of $24.00. In the case of the chief executive officer, instead of any amount under (c) above, the chief executive officer would be entitled to receive an amount equal to 0.5% of the total enterprise value of the Company based upon the value realized in the "change in control" transaction. If the payments to an executive officer, including the chief executive officer, constituted a "parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended, and the executive officer would receive a greater payment after taxes if the payments were capped at three times the executive officer's annual compensation includible in the executive officer's taxable income for federal income tax purposes during the preceding five years, less $1.00, then the payment would be reduced to that amount. The severance payments are payable in a lump sum within thirty days of the date of termination.

     Under the plans, the executive officer and the executive officer's family also would be entitled to continued medical and other benefits for one year after the date of termination of the executive officer's employment with Sunrise unless they become otherwise eligible to receive similar benefits through another employer. The senior executive severance plans also effectively amend all stock option grants previously made to the executive officers covered by the plans to make them vest immediately prior to a change in control. The executive officers covered by the plans would not be obligated to seek further employment in order to mitigate the amount of severance payments. The severance plans terminate on February 25, 2005, but will be automatically extended if necessary in the event of a change in control during the term of the plans so that the plans will remain in full force and effect until two years after the change in control and until all payments have been made. Notwithstanding the foregoing, the board of directors may amend, suspend or terminate the plans at any time prior to commencement of a change in control transaction.


CONSULTING AGREEMENT

     Sunrise has entered into a consulting agreement with David W. Faeder effective as of April 1, 2000. Under the consulting agreement, Mr. Faeder will perform consulting services as and when reasonably requested by the chairman of the board and chief executive officer or by the president of Sunrise. The consulting agreement provides for Mr. Faeder to receive during the term of the agreement annual compensation of $205,000 and reimbursement of reasonable expenses incurred in connection with the performance of consulting services. The consulting agreement expires on March 31, 2003, unless extended or earlier terminated by the parties. Either party may terminate the consulting agreement upon 30 days' prior notice. Under the terms of the consulting agreement, all of Mr. Faeder's existing options continue to vest and be exercisable or available as if his employment with Sunrise had continued through March 31, 2003. In addition, the consulting agreement provides that Mr. Faeder is entitled to the benefits under the senior executive severance plan, as described above, on the same basis as the Company's president.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Sunrise's directors, officers and beneficial owners of more than 10% of Sunrise's outstanding equity securities to file with the SEC initial reports of ownership of Sunrise's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Sunrise for 1999, Sunrise believes that all Section 16(a) filing requirements for that year applicable to such persons were complied with on a timely basis, except that each of Messrs. Bradley, Callen, Donohue, Faeder, Swinton, Slavin, and Mrs. Tomasso, were late in filing a Form 5 to report one option grant made to each, Mr. Aprahamian and Larry E. Hulse, Sunrise's Chief Accounting Officer, were late in filing a Form 5 to report two option grants made to each, and Mr. Slager was late in filing Form 4 to report one option grant made.


CERTAIN TRANSACTIONS

     Sunrise leases the real property on which the Fairfax facility is located from Teresa M. Klaassen and Paul J. Klaassen under a 99-year ground lease entered into in June 1986. The ground lease provides for monthly rent of $21,272, as adjusted annually based on the consumer price index. Annual rent expense for 1999 was $262,000. Sunrise has subleased approximately 50% of the property subject to the ground lease to Sunrise Foundation, Inc., a not-for-profit organization operated by the Klaassens. Sunrise Foundation operates a school and day care center on the property. The sublease terminates upon expiration of the ground lease and provides for monthly rent equal to 50% of all of the rent payable under the ground lease. Sunrise Foundation also reimburses Sunrise for use of office facilities and support services. Reimbursements for 1999 were $131,000. Sunrise believes that the terms of the lease and sublease were no less favorable to Sunrise than those which it could have obtained from an unaffiliated third party.

     The Klaassens also lease real property located in Fairfax County, Virginia from Sunrise for use as a residence under a 99-year ground lease entered into in June 1994. The rent is $1.00 per month. This property is part of a parcel, which includes Sunrise's Oakton facility, that was previously transferred by the Klaassens to Sunrise in connection with a financing transaction. Rather than attempting to subdivide the parcel, which would have caused a significant delay in completing the financing transaction, Sunrise agreed to lease back the residence to the Klaassens as a condition to the transfer of the property.

     A company owned by Paul J. Klaassen owns an airplane used by Mr. Klaassen and, from time to time, other Sunrise employees for business travel. In April 2000, Sunrise reimbursed Potomac Pilots, the company that operates the airplane for Mr. Klaassen, $76,433 for fuel and other costs of operating the airplane for Sunrise business travel during 1999.

     For a description of certain other transactions involving Sunrise and its directors, see "Compensation Committee Interlocks and Insider Participation."


                                   APPROVAL OF
                             2000 STOCK OPTION PLAN
                                  (PROPOSAL 2)

     On February 25, 2000, the board of directors adopted the 2000 stock option plan, subject to approval of stockholders at the annual meeting. As of that date, there were approximately 1,400 directors, officers and employees of Sunrise and its subsidiaries who would be eligible to participate in the 2000 stock option plan.

     The principal provisions of the 2000 stock option plan are summarized below. This summary is not complete and is qualified in its entirety by the terms of the 2000 stock option plan, a copy of which is attached to this proxy statement as Exhibit A.


     DESCRIPTION OF 2000 STOCK OPTION PLAN

     The 2000 stock option plan will be administered by the stock option committee. A total of 500,000 shares of common stock will be reserved for issuance under the 2000 stock option plan. All directors, officers and employees of Sunrise or any subsidiary, and any consultant or adviser providing bona fide services to Sunrise or any subsidiary, whose participation in the 2000 stock option plan is determined by the stock option committee to be in the best interests of Sunrise will be eligible to receive option grants under the plan. The 2000 stock option plan does not have a termination date, but the grant of a qualified stock option within the meaning of Section 422 of the Internal Revenue Code may not occur more than ten years after February 25, 2000, the effective date of the plan. Only employees may be granted qualified stock options.

     The option exercise price of options granted under the 2000 stock option plan will be fixed by the stock option committee when the option is granted. However, the per share option exercise price may not be less than the fair market value of Sunrise common stock on the date of grant, as determined under the plan. Options to purchase no more than 250,000 shares of common stock may be granted to any one eligible individual during the first ten years after the effective date of the 2000 stock option plan and 100,000 shares per year thereafter. The stock option committee may modify or waive any limitation or condition imposed at the time of grant on the vesting or exercise of an option, including to accelerate or extend the period during which an option may be exercised.

     No person may receive a qualified stock option if, at the time of grant, the person owns directly or indirectly more than 10% of the total combined voting power of Sunrise unless the option price is at least 110% of the fair market value of the common stock and the exercise period of the qualified stock option is by its terms limited to five years. There is also a $100,000 limit on the value of common stock, determined at the time of grant, covered by qualified stock options that first become exercisable by an optionee in any calendar year. No option granted to a reporting person under Section 16 of the Securities Exchange Act may be exercisable during the first six months after the date of grant.

     Payment for shares purchased under the 2000 stock option plan may be made:
(a) in cash; (b) if permitted by the option agreement, by exchanging shares of common stock with a fair market value equal to or less than the total option price plus cash for any difference; (c) if permitted by the option agreement, by delivery of a promissory note of the person exercising the option; (d) if permitted by the option agreement, by causing Sunrise to withhold shares of common stock otherwise issuable upon the exercise of the option; or (e) by a combination of the foregoing. Payment in full of the option price need not accompany the written notice of exercise if the notice directs that the stock certificate for the shares for which the option is exercised are to be delivered to a licensed broker acceptable to Sunrise as the agent for the individual exercising the option and, at the time the stock certificate is delivered, the broker pays to Sunrise the option price.

     In the event of stock splits, stock dividends, recapitalizations, combinations of shares and similar events, the 2000 stock option plan provides for adjustment of the number of shares available for grant, including the limitation on the number of shares subject to options that may be granted to eligible individuals, and the number of shares and the per share exercise price for shares subject to unexercised options. Upon any dissolution or liquidation of Sunrise, the sale of substantially all of Sunrise's assets, a merger, reorganization or consolidation in which Sunrise is not the surviving corporation or any other transaction approved by the board of directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Sunrise, the 2000 stock option plan and the options granted under the plan will terminate, unless provision is made for the continuation of the plan, the assumption of outstanding options or the substitution of new options of the successor corporation or a parent or subsidiary.

     Options granted under the 2000 stock option plan generally are non-transferable except by will or by the laws of descent and distribution upon the death of the option holder.

     The board of directors may terminate or amend the 2000 stock option plan at any time. However, any plan amendment, which, if not approved by Sunrise's stockholders, would cause the plan not to comply with Sections 162(m) or 422 of the Internal Revenue Code must be approved by stockholders by the affirmative vote of stockholders who hold more than 50% of the combined voting power of the outstanding shares of voting stock of Sunrise present or represented, and entitled to vote thereon, at a duly constituted stockholders' meeting.

     Based on the closing price of $14.56 per share on March 13, 2000, the aggregate market value of the 500,000 shares of common stock reserved for issuance under the 2000 stock option plan is $7.3 million. In addition to the 2000 stock option plan, Sunrise has several other stock options plans adopted in prior years. A total of 6,898,900 shares are reserved for issuance under these plans, of which 5,814,373 shares have been granted, net of forfeitures, as of March 13, 2000. In January 1995, Sunrise also made a non-plan option grant to Mr. Faeder for 450,000 shares of common stock. As of December 31, 1999, all of these options had been exercised.


     FEDERAL INCOME TAX CONSEQUENCES

     The grant of an option will not be a taxable event for the optionee or Sunrise.

     Qualified Stock Options. An optionee will not recognize taxable income upon exercise of a qualified stock option, except that the alternative minimum tax may apply and any gain realized upon a disposition of shares of stock received upon the exercise of a qualified stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. Sunrise will not be entitled to any business expense deduction with respect to the exercise of a qualified stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Sunrise or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising qualified stock options after termination of employment and the holding period for stock received through the exercise of the option are waived.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the stock in an amount generally equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price but not in excess of the gain realized on the sale. The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the optionee recognizes ordinary income subject to Section 162(m) of the Internal Revenue Code summarized below.

     If an optionee exercises a qualified stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the optionee had acquired the shares being transferred upon the exercise of a qualified stock option and had not satisfied the holding period requirement summarized above. If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise, other than minimum taxable income as discussed above, and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received upon the exercise of a qualified stock option or another statutory option as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

     If, as required under an option agreement, Sunrise withholds shares in payment of the option price for qualified options, the transaction should generally be treated as if the withheld shares had been sold in a disqualifying disposition after exercise of the option, so that the optionee will realize ordinary income with respect to such shares. The shares paid for by the withheld shares should be treated as having been received upon exercise of a qualified stock option, with the tax consequences described above. However, the Internal Revenue Service has not ruled on the tax treatment of shares received on exercise of a qualified stock option where the option exercise price is paid with withheld shares.

     Non-Qualified Options. Upon exercising a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise. Upon a subsequent sale or exchange of shares acquired upon the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares. The tax basis of the shares generally would equal the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised.

     If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under
Section 162(m) of the Internal Revenue Code, if the optionee is the chief executive officer or one of the four other most highly compensated officers, then, unless specified exceptions apply, the employer is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent the compensation in the aggregate exceeds $1.0 million for the taxable year. The options are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

     If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered regardless of whether the shares were acquired upon the exercise of a qualified option, and the optionee will be treated as receiving an equivalent number of shares upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received following the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

     If, as required by an option agreement, Sunrise withholds shares in payment of the option price for non-qualified options or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been sold for an amount equal to the exercise price after exercise of the option.


     REASONS FOR OBTAINING STOCKHOLDER APPROVAL

     The board of directors has approved the 2000 stock option plan subject to stockholder approval at the annual meeting. Sunrise is submitting the 2000 stock option plan for stockholder approval at the annual meeting because stockholder approval is required to (a) qualify the 2000 stock option plan under Section 422 of the Internal Revenue Code relating to the grant of qualified stock options and (b) obtain a federal income tax deduction under Section 162(m) of the Internal Revenue Code for compensation recognized by optionees in connection with the exercise of options granted under the 2000 stock option plan.

     Section 422 of the Internal Revenue Code and applicable Treasury regulations condition qualified stock option treatment for option grants on stockholder approval of the stock option plan under which the qualified stock options are granted. Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition: (a) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (b) the performance goals under which compensation is paid must be established by a compensation committee having the authority to establish and administer performance goals and comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (c) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and (d) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. Under applicable Treasury regulations, in the case of compensation attributable to stock options, the performance goal requirement, summarized in (a) above, and the stockholder approval requirement, summarized in (c) above, are deemed satisfied, and the certification requirement, summarized in (d) above, is inapplicable, if: (a) the grant or award is made by a compensation committee satisfying the above requirements; (b) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; (c) the option exercise price equals or exceeds the fair market value of the stock on the date of grant; and
(d) the stock option plan is approved by stockholders.

     Sunrise has in the past used stock options as an important device to motivate and reward its employees and employees of its subsidiaries, and believes that equity incentives represented by stock options enhance its ability to attract and retain key personnel.


     REQUIRED VOTE

     The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the 2000 stock option plan. Abstentions will have the same effect as a negative vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 STOCK OPTION PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP to act as Sunrise's independent public accountants for 2000. Representatives of Ernst & Young LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ernst & Young LLP was first appointed to act as Sunrise's independent public accountants in November 1994.

                            STOCK OWNED BY MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 13, 2000 by (a) each director and nominee for director of Sunrise; (b) each named executive officer of Sunrise; and (c) all executive officers and directors of Sunrise as a group.

NAME AND POSITION(s)                             AMOUNT AND NATURE OF       PERCENT OF COMMON
WITH SUNRISE                                    BENEFICIAL OWNERSHIP(1)     STOCK OUTSTANDING
------------                                    -----------------------     -----------------
Paul J. Klaassen(2)                                    2,800,780                   12.8%
 Chairman of the Board and Chief
 Executive Officer

Teresa M. Klaassen(2)                                  2,800,780                   12.8
 Executive Vice President and Secretary

David W. Faeder(3)                                       234,167                    1.1
 Vice Chairman of the Board

Thomas B. Newell(4)                                      222,086                    1.0
 President

Brian C. Swinton(5)                                      138,750                     *
 Executive Vice President and President of
 Ventures Division

Tiffany L. Tomasso(6)                                     89,751                     *
 Executive Vice President and President of
 Management Services Division

Thomas J. Donohue(7)                                     111,800                     *
 Director

Richard R. Slager(8)                                     230,991                    1.1
 Director

Ronald V. Aprahamian(9)                                  181,000                     *
 Director

David G. Bradley(10)                                      22,000                     *
Director

Craig R. Callen(11)                                       18,000                     *
 Director

Executive officers and directors as a group            4,049,325                   17.7%
(12 persons)(12)

----------

   * Less than one percent.

(1) Under Rule 13d-3 under the Securities Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2) Represents 2,800,780 shares held jointly by the Klaassens, as tenants by the entireties. See "Principal Holders of Voting Securities."

(3) Represents 234,167 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000.

(4) Represents 222,086 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000.

(8) Represents 138,750 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000.

(9) Represents 89,751 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000.

(10) Represents 66,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000 and 45,800 shares of common stock held directly.

(11) Represents 43,331 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000 and 121,000 shares of common stock held directly and 66,660 shares of common stock held directly by Mr. Slager's wife, in which Mr. Slager has shared voting and investment powers.

(12) Represents 101,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000 and 80,000 shares of common stock held directly.

(13) Represents 22,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000.

(14) Represents 18,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000.

(15) Includes 935,085 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 13, 2000, 80,000 shares of common stock held directly by Mr. Aprahamian, 45,800 shares of common stock held directly by Mr. Donohue, 121,000 shares of common stock held directly by Mr. Slager, 66,660 shares of common stock held directly by Mr. Slager's wife, in which Mr. Slager has shared voting and investment powers, and the 2,800,780 shares beneficially owned jointly by Paul J. and Teresa M. Klaassen.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of March 13, 2000 with respect to the ownership of shares of Sunrise common stock by each person believed by management to be the beneficial owner of more than five percent of Sunrise's outstanding common stock. The information is based on the most recent
Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to Sunrise. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

NAME AND ADDRESS OF                         AMOUNT AND NATURE OF          PERCENT OF COMMON
BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP          STOCK OUTSTANDING
----------------                            --------------------          -----------------
Paul J. and Teresa M. Klaassen(1)                2,800,780                          12.8%
 7902 Westpark Drive
 McLean, VA  22102

Morgan Stanley Dean Witter & Co.(2)              2,363,849                          10.8%
 1585 Broadway
 New York, NY 10036

Putnam Investments, Inc.(3)                      2,334,599                          10.6%
 One Post Office Square
 Boston, MA  02109

Brown Investment Advisory & Trust                1,860,544                           8.5%
Company, and its wholly owned
subsidiary, Brown Advisory
Incorporated(4)
 19 South Street
 Baltimore, MD 21202

RCW Holdings, S.A.R.L., LMR Global               1,579,900                           7.2%
Holdings S.A.R.L. and FRR Investments
Limited
 c/o Unsworth & Associates
 Herengracht 483,
 1017 BT, Amsterdam

----------

(1)  See "Stock Owned by Management."

(2) The Schedule 13G dated February 4, 2000 of Morgan Stanley Dean Witter & Co. states that it has shared voting power to vote 1,565,082 shares and shared power to dispose of 2,363,849 shares.

(3) The amended Schedule 13G dated April 8, 1999 of Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., states that it wholly owns two registered investment advisers: Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. The Schedule 13G states that: (a) Putnam Investments has shared power to vote 190,250 shares and shared power to dispose of 2,334,599 shares; (b) Putnam Investment Management has shared power to dispose of 2,052,499 shares;

     and (c) Putnam Advisory Company has shared power to vote 190,250 shares and shared power to dispose of 282,100 shares. Both Putnam Investments and Marsh & McLennan state in the Schedule 13G that the filing of the Schedule 13G shall not be deemed an admission by either or both of them that they are the beneficial owner of any securities covered by the Schedule 13G, and that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

(4) The Schedule 13G dated December 31, 1999 of Brown Investment Advisory & Trust Company, and its wholly owned subsidiary, Brown Advisory Incorporated, states that: (a) Brown Investment Advisory & Trust Company has sole voting power to vote 763,773 shares and sole power to dispose of 815,523 shares; and (b) Brown Advisory Incorporated has sole voting power to vote 1,045,021 shares and sole power to dispose of 1,045,021 shares.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 annual meeting must be received by Sunrise no later than December 15, 2000 under the proxy soliciting rules of the SEC in order to be considered for inclusion in Sunrise's proxy statement and form of proxy relating to the 2000 annual meeting. Nothing in this paragraph shall be deemed to require Sunrise to include in its proxy statement and proxy relating to the 2001 annual meeting any stockholder proposal which may be omitted from Sunrise's proxy materials under applicable regulations of the SEC in effect at the time such proposal is received. Under Sunrise's bylaws, any stockholder of Sunrise who intends to present a proposal for action at the 2001 annual meeting also must file a copy of the proposal with the secretary of Sunrise at least 60 days prior to the meeting. However, in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which such notice of the date or public disclosure was made.

                         OTHER BUSINESS TO BE TRANSACTED

     The board of directors does not know of any other matters to be presented for action by the stockholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons names in the accompanying proxy will vote such proxy in the manner determined by a majority of Sunrise's board of directors.


                                             By order of the board of directors


                                             /s/ PAUL J. KLAASSEN

                                             Paul J. Klaassen
                                             Chairman of the Board
                                              and Chief Executive Officer


McLean, Virginia
April 14, 2000

                                                                       EXHIBIT A


                          SUNRISE ASSISTED LIVING, INC.
                             2000 STOCK OPTION PLAN

     SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of this 2000 Stock Option Plan (the "Plan") as follows:


1.   PURPOSE

     The Plan is intended to advance the interests of the Corporation and any subsidiary thereof within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), with the term "person" as used in such Rule 405 being defined as in Section 2(2) of the Securities Act (a "Subsidiary"), by providing eligible individuals (as designated pursuant to SECTION 4 below) with incentives to improve business results, by providing an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its Subsidiaries, and will encourage such eligible individuals to continue to serve the Corporation and its Subsidiaries, whether as an employee, as a director, as a consultant or advisor or in some other capacity. To this end, the Plan provides for the grant of stock options, as set out herein.

     This Plan provides for the grant of stock options (each of which is an "Option") in accordance with the terms of the Plan. An Option may be an incentive stock option (an "ISO") intended to satisfy the applicable requirements under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provision of any subsequently-enacted tax statute (the "Code"), or a nonqualified stock option (an "NSO"). An Option is an NSO to the extent that the Option would exceed the limitations set forth in SECTION 7 below. An Option is also an NSO if either (i) the Option is specifically designated at the time of grant as an NSO or not being an ISO or
(ii) the Option does not otherwise satisfy the requirements of Code Section 422 at the time of grant. Each Option shall be evidenced by a written agreement between the Corporation and the recipient individual that sets out the terms and conditions of the grant as further described in SECTION 8.


2.   ADMINISTRATION

     (a)  BOARD

     The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in SECTION 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final, binding and conclusive.


     (b)  ACTION BY COMMITTEE

     The Board from time to time may appoint a Stock Option Committee consisting of two or more members of the Board of Directors who, in the sole discretion of the Board, may be the same Directors who serve on the Compensation Committee, or may appoint the Compensation Committee to serve as the Stock Option Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in SECTION 2(a) above, as the Board shall determine, consistent with the Restated Certificate of Incorporation and By-Laws of the Corporation and applicable law. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.


     (c)  NO LIABILITY

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.


3.   STOCK

     The stock that may be issued pursuant to Options under the Plan shall be shares of common stock, par value $.01 per share, of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options under the Plan shall not exceed, in the aggregate, five hundred thousand (500,000) shares. If any Option expires or terminates, or is terminated or canceled, for any reason prior to exercise, the shares of Stock that were subject to the unexercised, forfeited, terminated or canceled portion of such Option shall be available immediately for future grants of Options under the Plan.

4.   ELIGIBILITY

     (a)  DESIGNATED RECIPIENTS

     Subject to the next sentence, Options may be granted under the Plan to (i) any director, officer or employee of the Corporation or any Subsidiary as the Board shall determine and designate from time to time or (ii) any consultant or advisor providing bona fide services to the Corporation or any Subsidiary (provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction) whose participation in the Plan is determined by the Board to be in the best interests of the Corporation and is so designated by the Board. Options granted to a full-time employee of the Corporation or a "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code shall be either ISOs or NSOs, as determined in the sole discretion of the Board, and Options granted to any other eligible individual shall be NSOs.


     (b)  SUCCESSIVE GRANTS

     An individual may hold more than one Option, subject to such restrictions as are provided herein.


5.   EFFECTIVE DATE AND TERM OF THE PLAN

     (a)  EFFECTIVE DATE

     The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by the affirmative vote of stockholders who hold more than fifty percent (50%) of the combined voting power of the outstanding shares of voting stock of the Corporation present or represented and entitled to vote thereon at a duly constituted stockholders' meeting, or by consent as permitted by law. Upon approval of the Plan by the stockholders of the Corporation as set forth above, however, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Plan's effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null and void and of no effect.


     (b)  TERM

     The Plan shall have no termination date, but no grant of an ISO may occur after the date that is ten years after the effective date.

6.   GRANT OF OPTIONS

     (a)  GENERAL

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such eligible individuals as the Board may determine (each of the whom is an "Optionee"), Options to purchase such number of shares of Stock on such terms and conditions as the Board may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs under Section 422 of the Code. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.


     (b)  LIMITATION ON GRANTS OF OPTIONS

     During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the maximum number of shares subject to Options that can be granted under the Plan to any executive officer of the Company or a Subsidiary, or to any other person eligible for a grant of an Option under
SECTION 4, is 250,000 shares during the first ten years after the effective date of the Plan and 100,000 shares per year thereafter (in each case, subject to adjustment as provided in SECTION 16(a) hereof).


7.   LIMITATIONS ON INCENTIVE STOCK OPTIONS

     (a)  PRICE AND DOLLAR LIMITATIONS

     An Option that is designated as being one that is intended to qualify as an ISO shall qualify for treatment as an ISO only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which all options that are intended to constitute "incentive stock options," within the meaning of Code Section 422, are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000.


     (b)  PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by the Optionee with the Corporation, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in
Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments or benefits to or for the Optionee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.


8.   OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.


9.   OPTION PRICE

     The purchase price of each share of Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement. The Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of Stock on the date on which the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an ISO shall not be less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange or The Nasdaq Stock Market, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.


10.  TERM AND EXERCISE OF OPTIONS

     (a)  TERM

     Upon the expiration of ten years from the date on which an ISO is granted or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option, that ISO shall be ineligible for treatment as an "incentive stock option," as defined in Section 422 of the Code, and shall be exercisable only as an NSO. In the event the Optionee otherwise would be ineligible to receive an "incentive stock option" by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), such ten year restriction on exercisability as an ISO shall be read to impose a five year restriction on such exercisability. If an Optionee shall terminate employment prior to the ten-year or five-year limitation described in the immediately preceding sentences, any outstanding ISO shall be ineligible for treatment as an "incentive stock option," as defined in Section 422 of the Code, and shall be exercisable only as an NSO, unless exercised within three months after such termination or, in the case of termination on account of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), within one year after such termination.


     (b)  OPTION PERIOD AND LIMITATIONS ON EXERCISE

     Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and, to the extent that the Board determines and sets forth a termination date for such Option in the Option Agreement (including any amendment thereto), ending upon the stated expiration or termination date. The Board in its sole discretion may specify events or circumstances, including the giving of notice, which will cause an Option to terminate as set forth in the Option Agreement or in this Plan. No Option granted to a person who is required to file reports under Section 16(a) of the Exchange Act shall be exercisable during the first six months after the date of grant. Without limiting the foregoing but subject to the terms and conditions of the Plan, the Board may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding and may condition exercisability (or vesting) of an Option upon the attainment of performance objectives, upon continued service, upon certain events or transactions, or a combination of one or more of such factors, or otherwise, as set forth in the Option Agreement. Subject to the parachute payment restrictions under SECTION 7(b), however, the Board, in its sole discretion, may rescind, modify or waive any such limitation or condition on the exercise of an Option contained in any Option Agreement, so as to accelerate the time at which the Option may be exercised or extend the period during which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date on which the stockholders of the Corporation approve the Plan, as provided in SECTION 5 above.


     (c)  METHOD OF EXERCISE

     An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at the Corporation's principal office, addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Option Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in accordance with SECTION 9) on the date of exercise; (iii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the person exercising the Option to the Corporation on such terms as shall be set out in such Option Agreement; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (iv); or (v) by a combination of the methods described in (i), (ii), (iii) and (iv). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or Stock certificates evidencing his ownership of such shares. A separate Stock certificate or separate Stock certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an ISO, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is an NSO. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or stock dividend payments attributable to the subject shares or to direct the voting of the subject shares) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in SECTION 16 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.


     (d)  DATE OF GRANT

     The date of grant of an Option under this Plan shall be the date as of which the Board approves the grant.


11.  TRANSFERABILITY OF OPTIONS

     During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetence, the guardian or legal representative of the Optionee) may exercise the Option, except as otherwise specifically permitted by this SECTION 11. No Option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, subject to the terms of the applicable Option Agreement, and to the extent the transfer is in compliance with any applicable restrictions on transfers, an Optionee may transfer an NSO to a family member of the Optionee (defined as an individual who is related to the Optionee by blood or adoption) or to a trust established and maintained for the benefit of the Optionee or a family member of the Optionee (as determined under applicable state law and the Code).

12.  TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE

     In the Board's sole discretion, the Board may include language in an Option Agreement providing for the termination of any unexercised Option in whole or in part upon or at any time after the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary (whether as an employee, a director, a consultant or advisor providing bona fide services to the Corporation or a Subsidiary, or otherwise). Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.


13.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Options granted under the Plan shall constitute general funds of the Corporation.


14.  REQUIREMENTS OF LAW

     The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the Optionee, the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon the exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.


15.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that any amendment by the Board which, if not approved by the Corporation's stockholders, would cause the Plan to not comply with Sections 162(m) or 422 of the Code shall not be effective unless approved by the affirmative vote of stockholders who hold more than fifty percent (50%) of the combined voting power of the outstanding shares of voting stock of the Corporation present or represented and entitled to vote thereon at a duly constituted stockholders' meeting, or by consent as permitted by law. The Corporation, however, may retain the right in an Option Agreement to convert an ISO into an NSO. The Corporation may also retain the right in an Option Agreement to cause a forfeiture of the shares of Stock or gain realized by a holder of an Option (a) if the holder violates any agreement covering non-competition with the Corporation or any Subsidiary or nondisclosure of confidential information of the Corporation or any Subsidiary, (b) if the holder's employment is terminated for cause or (c) if the Board determines that the holder committed acts or omissions which would have been the basis for a termination of holder's employment for cause had such acts or omissions been discovered prior to termination of holder's employment. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option, if the holder of such grant was an employee of the Corporation or a Subsidiary and the holder's employment is terminated for cause, as defined in the applicable Option Agreement. Except as permitted under this SECTION 15 or
SECTION 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.


16.  EFFECT OF CHANGES IN CAPITALIZATION

     (a)  CHANGES IN STOCK

     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kind of shares for the acquisition of which Options may be granted under the Plan, and the limitations on the maximum number of shares subject to Options that can be granted to any individual under the Plan as set forth in SECTION 6(b) hereof, shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.


     (b)  REORGANIZATION IN WHICH THE CORPORATION IS
          THE SURVIVING CORPORATION

     Subject to SUBSECTION ((c))(IV) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.


     (c)  DISSOLUTION, LIQUIDATION, SALE OF ASSETS,
          REORGANIZATION IN WHICH THE CORPORATION IS NOT THE
          SURVIVING CORPORATION, ETC.

     The Plan and all Options outstanding hereunder shall terminate (i) upon the dissolution or liquidation of the Corporation, (ii) upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, (iii) upon a sale of substantially all of the assets of the Corporation to another person or entity or (iv) upon a merger, consolidation or reorganization (or other transaction if so determined by the Board in its sole discretion) in which the Corporation is the surviving corporation, that is approved by the Board and that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, except to the extent provision is made in writing in connection with any such transaction covered by clauses (i) through (iv) for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in SECTION 10(b) above), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs, except that, by inclusion of appropriate language in an Option Agreement, the Board may provide that the Option may be exercised before termination without regard to any installment limitation or other condition on exercise imposed pursuant to SECTION 10(b) above. The Corporation shall send written notice of a transaction or event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.


     (d)  ADJUSTMENTS

     Adjustments under this SECTION 16 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.


     (e)  NO LIMITATIONS ON CORPORATION

     The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


17.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.


18.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.


19.  CAPTIONS

     The use of captions in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.


20.  DISQUALIFYING DISPOSITIONS

     If Stock acquired by exercise of an ISO granted under this Plan is disposed of within two years following the date of grant of the ISO or one year following the transfer of the subject Stock to the Optionee (a "disqualifying disposition"), the holder of the Stock shall, immediately prior to such disqualifying disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Corporation may reasonably require.


21.  WITHHOLDING TAXES

     The Corporation shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon the exercise of an Option under the Plan or in connection with the purchase of an Option by the Corporation. At the time of exercise, the Optionee shall pay to the Corporation any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation. The Board in its sole discretion may provide in the Option Agreement that, subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Corporation shares of Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Corporation as of the date that the amount of tax to be withheld is to be determined. An Optionee who has made an election pursuant to this SECTION 21 may only satisfy his or her withholding obligation with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.


22.  OTHER PROVISIONS

     Each Option granted under the Plan may be subject to, and the Option Agreement relating to such Option may contain, such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions that are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code or the regulations thereunder and shall not include any terms or conditions that are inconsistent therewith.


23.  NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24.  SEVERABILITY

     If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25.  GOVERNING LAW

     The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware (excluding its choice of law rules).

                                      * * *

================================================================================


                                TABLE OF CONTENTS

                                    Page
Solicitation, Voting and
  Revocability of Proxies..........   1
Election of Directors..............   2
Executive Compensation and
  Other Information................   9
Approval of 2000 Stock
  Option Plan......................  20
Independent Public Accountants.....  26
Stock Owned by Management..........  27
Principal Holders of
  Voting Securities................  29
Date for Submission of
  Stockholder Proposals............  30
Other Business to be Transacted....  31
Exhibit A -- 2000 Stock
  Option Plan...................... A-1

================================================================================


================================================================================

                                 PROXY STATEMENT







                          SUNRISE ASSISTED LIVING, INC.







                                  APRIL 14, 2000


================================================================================

                         SUNRISE ASSISTED LIVING, INC.
                  7902 WESTPARK DRIVE, MCLEAN, VIRGINIA 22102

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Sunrise Assisted Living, Inc. hereby appoints Paul J. Klaassen and Thomas B. Newell, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2000 annual meeting of stockholders to be held on May 12, 2000 at 9:00 a.m., local time, at the The Ritz-Carlton - Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia, and at any adjournments or postponements, upon the following matters:

1.   To elect two directors each for a three-year term:  Thomas J. Donohue
                                                         David W. Faeder

   [ ] FOR both nominees listed (except as marked to the
  contrary below)
                                                              [ ] WITHHELD AUTHORITY
                                                              to vote for both nominees listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. To approve the 2000 Stock Option Plan.

   [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

            (Continued and to be signed and dated on reverse side.)

                         (continued from reverse side)

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN THE MANNER RECOMMENDED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

                                       DATED:
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       (Please date and sign here exactly as
                                       name appears at left. When signing as
                                       attorney, administrator, trustee or
                                       guardian, give full title as such; and
                                       when stock has been issued in the name of two or more persons, all should sign.)